UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☒	Soliciting Material Under § 240.14a-12

STURM, RUGER & COMPANY, INC.
(Name of Registrant as Specified In Its Charter)

BERETTA HOLDING S.A. MICHAEL CHRISTODOLOU WILLIAM F. DETWILER MARK W. DEYOUNG FREDRICK DISANTO
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Beretta Holding S.A. (“Beretta Holding”), together with the other participants named herein, intends to file a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Beretta Holding’s slate of director nominees at the 2026 annual meeting of stockholders (the “Annual Meeting”) of Sturm, Ruger & Company, Inc., a Delaware corporation (the “Company”).

Item 1: On February 26, 2026, Beretta Holding issued the following press release:

Beretta Holding Nominates Four Highly Qualified, Independent Director Candidates to Ruger Board of Directors

Highlights That Ruger’s Recent Reactive and Inadequate Board Self-Refreshment Leaves Entrenched Leadership and Governance Failures Unaddressed

Details Sustained Shareholder Value Destruction Driven by Margin Compression, Alarming Misalignment of Interests, Ineffective Capital Allocation and Strategic Missteps

Nominates Highly Qualified and Independent Director Candidates with Proven Capital Allocation, Operating, Industry, and Corporate Governance Expertise to Help Restore Accountability and Maximize Shareholder Value

LUXEMBOURG – Beretta Holding S.A. (“Beretta Holding” or “we”), a family-owned group leading the global premium light firearms, optics and ammunition industry and the largest shareholder of Sturm, Ruger & Company, Inc. (“Ruger” or the “Company”), with 9.95% ownership of the Company’s outstanding common stock, today announced it has nominated a slate of four highly qualified, independent director candidates for election to the Company’s Board of Directors (the “Board”) at the 2026 Annual Meeting of Shareholders (the “Annual Meeting”). To receive important updates, visit www.ReloadRuger.com.

Beretta Holding issued the following statement:

“Beretta Holding is the largest shareholder of Ruger and one of the most experienced operators in the global firearms industry. For more than five centuries, we have navigated demand cycles, regulatory changes and technological disruption while building durable, profitable businesses grounded in disciplined leadership, continuous innovation, high-quality products and modern manufacturing – all underpinned by a governance culture grounded in accountability and long-term stewardship. We invested in Ruger because we believe in the strength of its storied American brand, meaningful assets and deeply loyal customer base. We did not invest to be adversarial. From the outset, our goal has been collaborative engagement focused on how we can partner with Ruger to improve performance and deliver sustainable long-term value for all shareholders, employees and customers. We have also been clear about our desire to increase our ownership stake to further align on paths to value creation that benefit all shareholders.

Ruger recently announced a board refresh as a fait accompli. As Ruger’s largest shareholder, we would have expected to have had meaningful dialogue with Ruger prior to such announcement. We are concerned that the newly appointed directors not only lack any public company experience, but also lack the necessary capital markets and capital allocation expertise to address the underlying causes of Ruger’s sustained underperformance. In our view, this so-called refreshment is largely cosmetic and is structured to protect the interests of incumbent directors. As a result, it falls short of delivering the substantive change needed to strengthen accountability and drive long-term shareholder value.

Despite having lengthy tenures, the remaining incumbent directors collectively have de minimis shareholdings in the Company – approximately 1.0% ownership over their 65+ years of collective service – leading us to question whether they are more interested in defending their gratuitous all-cash retainers than in creating value for shareholders.1 Rather than demonstrating meaningful alignment with shareholders, insiders have, in the aggregate, been net sellers of Ruger stock, raising serious questions about whether the Board’s incentives are aligned with long-term value creation.2

The consequences of these issues are tangible. Despite operating in the same macroeconomic and regulatory environment as its peers – and during one of the most favorable demand environments in the Company’s history – Ruger has consistently lagged the firearms industry, delivered negative long-term shareholder returns and experienced sustained earnings and margin compression. Notably, net income has declined by more than 90% from its peak and now sits at its lowest level in a decade, reflecting a failure to translate opportunity into durable value creation. Ruger’s shares have also severely underperformed peers and relevant benchmarks over the past decade. In fact, the Company has lagged its closest public competitor, Smith & Wesson Brands, Inc., by -57.1% and the Russell 2000 by -81.5%, over the last three years.3

After careful consideration, we now believe the only remaining path forward for shareholders is to seek meaningful boardroom change at the upcoming Annual Meeting. That is why we have made the decision to nominate four highly qualified, independent director candidates for election to the Board.

For too long, Ruger’s Board has prioritized its own interests and self-preservation over accountability to the Company’s owners, the shareholders. The Board has a fiduciary duty to prioritize shareholder interests, yet the current Board’s actions have too often insulated incumbents. We believe shareholder-appointed directors are absolutely necessary to restore proper alignment, strengthen oversight and ensure that Ruger is operated with a singular focus on maximizing long-term value for shareholders, employees and customers. Our nominees bring deep capital allocation, operating, industry and corporate governance expertise and are prepared to step into the boardroom to introduce the disciplined oversight and fresh perspectives necessary to reverse value destruction and rebuild investor confidence.”

Director Candidate Biographies

Michael Christodolou

Mr. Christodolou is a financial and capital markets expert and public company director with 35+ years of expertise in corporate strategy, capital allocation, M&A and corporate governance.

•	Mr. Christodolou is the Manager of Inwood Capital Management, LLC, an investment firm he founded in 2000.

•	Prior to founding Inwood Capital Management, Mr. Christodolou spent his early career at Bass Brothers/Taylor & Company, an investment firm associated with the Bass family, where he led numerous constructive activist investment initiatives.

•	Mr. Christodolou serves on the boards of directors at Lindsay Corporation (NYSE: LNN), where he served as Chairman from 2003-2015, and at NETSTREIT (NYSE: NTST).

1 Ruger 2025 Proxy Statement. Remaining incumbent directors include John A. Cosentino, Jr., Amir P. Rosenthal, Phillip C. Widman, Terrence G. O’Connor and Todd W. Seyfert.

2 Capital IQ. Public ownership filings.

3 FactSet. As of February 24, 2026.

•	He also previously served on the boards of directors of the following public companies: Omega Protein Corporation until its acquisition in 2017, Farmland Partners Inc. (NYSE: FPI), and XTRA Corporation until it was acquired by Berkshire Hathaway Inc. in 2001.

William F. Detwiler

Mr. Detwiler is an experienced investment manager and corporate attorney with three decades of expertise in capital allocation, M&A, capital markets and accounting.

•	Mr. Detwiler currently serves as co-founder and Managing Partner of Fernbrook Capital Management, an investment firm.

•	Previously, Mr. Detwiler was a Managing Director at GLC Advisors & Co., an investment banking firm, and prior to that, he served as Chief Investment Officer of United Safety Ltd., a global provider of industrial safety services.

•	Earlier in his career, Mr. Detwiler co-founded Watch Hill Partners and Three Ocean Partners, where he led the principal investing platforms across both firms. Prior to starting Watch Hill, Mr. Detwiler was an M&A attorney and a law clerk for United States District Judge Malcolm Muir of the United States District Court for the Middle District of Pennsylvania.

•	Mr. Detwiler began his career at PricewaterhouseCoopers. He holds a M.S. degree in accounting as well as a J.D. from Villanova University School of Law. Mr. Detwiler remains a member of the New York State Bar Association.

Mark W. DeYoung

Mr. DeYoung is a seasoned and capable firearms and outdoor industry executive with expertise in operations, finance, sales & marketing, M&A and corporate governance.

•	Mr. DeYoung was formerly Chairman and CEO of Vista Outdoor Inc. (formerly NYSE: VSTO), a leading global designer, manufacturer and marketer in shooting sports and outdoor products.

•	Prior to Vista Outdoor, DeYoung was President and CEO of Alliant Techsystems Inc. (formerly NYSE: ATK), an aerospace and defense products, and commercial arms and ammo producer.

•	Mr. DeYoung has led diverse companies and advised and led M&A transactions across the firearms industry, including creating Vista Outdoor Inc. via spin-off from Alliant Techsystems.

•	Mr. DeYoung served on the boards of directors of Vista Outdoor Inc. and Orbital ATK Inc. (n/k/a Northrop Grumman Innovation Systems).

Fredrick DiSanto

Mr. DiSanto is an experienced senior executive and investment management expert with deep expertise in capital allocation, corporate finance, M&A and corporate governance.

•	Mr. DiSanto currently serves as the Chairman and CEO of Ancora Holdings Group, a private wealth advisor and institutional asset manager.

•	Prior to his role at Ancora Holdings Group, Mr. DiSanto was CEO of Regional Brands Inc. (OTC: RGBD). Earlier in his career, Mr. DiSanto served as Executive Vice President and Manager of Fifth Third Bank’s Investment Advisors Division (NASDAQ: FITB), President and COO of Maxus Investment Group and Managing Partner at Gelfand Partners Asset Management.

•	Mr. DiSanto has served as a director at several manufacturing companies including as Chair of the Compensation Committee at The Eastern Company (NASDAQ: EML) and as a member of the board at Ampco-Pittsburgh Corporation (NYSE: AP).

•	Mr. DiSanto also served as a director at Regional Brands Inc. and Alithya Group Inc. (OTCMKTS: ALYAF) and as Chair of Case Western Reserve University’s Board of Trustees.

***

About Beretta Holding S.A.

With roots dating back to 1526, Beretta Holding is a global family-owned industrial group operating through more than 50 subsidiaries and over 20 internationally recognized brands, with a strong manufacturing footprint in Europe and the United States supporting defense, law enforcement, hunting and shooting sports markets.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Beretta Holding S.A. (“Beretta Holding”) intends to file a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Beretta Holding’s slate of highly qualified director nominees at the 2026 annual meeting of stockholders of Sturm, Ruger & Company, Inc., a Delaware corporation (the “Company”).

BERETTA HOLDING STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Beretta Holding, William F. Detwiler, Mark DeYoung, Fredrick DiSanto and Michael Christodolou.

As of the date hereof, Beretta Holding directly beneficially owns 1,587,000 shares of common stock, $1 par value per share, of the Company (the “Common Stock”). As of the date hereof, Messrs. Detwiler, DeYoung, DiSanto and Christodolou do not beneficially own any shares of Common Stock.

Contact

For Media:

Longacre Square Partners

beretta@longacresquare.com

For Investors:

Saratoga Proxy Consulting LLC
John Ferguson, 212-257-1311
info@saratogaproxy.com

Item 2: Also on February 26, 2026, Beretta Holding launched a website to communicate with the Company’s stockholders regarding the Annual Meeting. The website address is www.ReloadRuger.com. The following materials were posted by Beretta Holding to www.ReloadRuger.com:

Reload Ruger

Our Nominees Resources Contact

Resources

Press Releases

Media Coverage

Beretta takes aim at rival gunmaker Sturm Ruger with threat of proxy fight
1.13.26 FINANCIAL TIMES

Important Filings

Schedule 13D/A
12.1.25 SEC

Schedule 13D/A
10.2.25 SEC

Schedule 13D
9.22.25 SEC

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CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Beretta Holding S.A. (“Beretta Holding”) intends to file a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Beretta Holding’s slate of highly qualified director nominees at the 2026 annual meeting of stockholders of Sturm, Ruger & Company, Inc., a Delaware corporation (the “Company”).

BERETTA HOLDING STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Beretta Holding, William F. Detwiler, Mark DeYoung, Fredrick DiSanto and Michael Christodolou.

As of the date hereof, Beretta Holding directly beneficially owns 1,587,000 shares of common stock, $1 par value per share, of the Company (the “Common Stock”). As of the date hereof, Messrs. Detwiler, DeYoung, DiSanto and Christodolou do not beneficially own any shares of Common Stock.